Exhibit 16.1

Webb & Company, P.A. Certified Public Accountants

July 5, 2011

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE: GSP-1, Inc.

File Ref. No. 000-54070

We have read the statements of GSP-1, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 30, 2011 and agree with such statements as they pertain to our firm.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants